                                                                      EXHIBIT 23







CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Interface, Inc.
Atlanta, Georgia

     We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Company's Registration Statements on Form S-8 (File Numbers 33-28305 and 33-28307) of our reports dated February 27, 1996, relating to the consolidated financial statements and schedule II and the Supplemental Guarantor Condensed Consolidating Financial Statements of Interface, Inc. appearing in the Company's Form 10-K for the year ended December 31, 1995.

     We also consent to the reference to us under the caption "Experts" in the Prospectuses.





                               BDO SEIDMAN, LLP



Atlanta, Georgia
November 20, 1996